CERTIFICATE  OF  AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             TRIVANTAGE GROUP, INC.
                            (After Issuance of Stock)


     I, the undersigned officers of Trivantage Group, Inc., a Nevada corporation, do hereby certify:

     1. That the Directors of said corporation, on January 4, 2002, unanimously adopted a resolution to amend the articles as follows:

     Article I of the Restated Articles of Incorporation of this corporation is hereby amended to read as follows:
                                     ____

     FIRST.     The  name  of  the  corporation  shall  be:

     PROTEO,  INC.

     Article IV of the Articles of Incorporation of this corporation is hereby supplemented by adding the following:

     The shares of common stock of the corporation shall be subject to a one for one hundred fifty reverse stock split.

                                      ____

     2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 196,289,200 that the said changes and amendments have been consented to and approved by a majority all of the stockholders of each class of stock outstanding and entitled to vote thereon.


/s/ Joerg Alte
Joerg  Alte,  President